UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

January 6, 2006

Date of Report (Date of earliest event reported)

WATER PIK TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

1-15297

25-1843384

(Commission File Number)	(IRS Employer Identification No.)

23 Corporate Plaza, Suite 246

Newport Beach, CA 92660

(Address of principal executive offices, including zip code)

(949) 719-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement and Guarantees

Water Pik Technologies, Inc. (“Water Pik” or the “Company”) has entered into an Agreement and Plan of Merger, dated as of January 6, 2006 (the “Merger Agreement”), by and among the Company, Coast Acquisition Corporation, a Delaware corporation (“Parent”), and Coast Merger Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing after the merger as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).  Parent and Merger Sub are entities owned, directly or indirectly, by affiliates of The Carlyle Group, a private equity investment firm, and Zodiac S.A., an industrial company listed on the Paris stock exchange.   The Company’s board of directors has unanimously approved the adoption of the Merger Agreement and the Merger and has recommended that the Company’s stockholders approve and adopt the Merger Agreement.

Pursuant to the Merger Agreement, upon consummation of the Merger:  (1) each issued and outstanding share of common stock of the Company (the “Shares”), other than Shares owned by the Company, Parent, Merger Sub or any wholly owned subsidiary of the Company, Parent or Merger Sub, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $27.75; (2) each Company stock option (other than those held by holders entitled to and who properly elect to convert their Company stock options into options to acquire common stock of Parent) will be cancelled and converted into the right to receive an amount in cash (subject to applicable withholding taxes) equal to (x) the excess, if any, of $27.75 per share over the per share exercise or purchase price of such outstanding Company stock option, times (y) the number of shares of Company common stock underlying the Company stock option; (3) each deferred stock unit will be converted into the right to receive $27.75 per share; (4) each performance share that the Company has, subject to certain specified criteria being satisfied, agreed to issue but not yet issued will be converted into the right to receive $27.75 per share and (5) each Share that is subject to restrictions on ownership or transferability will vest in full and be converted into the right to receive $27.75 per share.

The Company, on the one hand, and Parent and Merger Sub, on the other hand, have made customary representations, warranties, covenants and agreements in the Merger Agreement.

Parent has represented that it has received and delivered to the Company a copy of (A) its debt commitment letter from ING Capital LLC pursuant to which ING has committed, subject to certain customary terms and conditions, to provide debt financing for the purpose of financing a portion of the merger consideration and related fees and expenses and providing the Company with additional working capital and (B) an equity commitment letter from Zodiac S.A. and affiliates of The Carlyle Group pursuant to which such parties have committed, subject to certain customary conditions, to provide equity financing for the purpose of a portion of the merger consideration.   Both Parent and Merger Sub have agreed to use commercially reasonable efforts to arrange the financing on the terms in the financing commitment letters and satisfy all of the financing conditions contained in such letters in a timely manner.

The Company has agreed not to (A) solicit, initiate or encourage proposals relating to alternative business combination transactions or (B) subject to certain exceptions, enter into discussions concerning alternative business combination transactions.  The Company and Parent may, however, terminate the Merger Agreement under certain circumstances, including by the Company if its board of directors determines in good faith that it has received an unsolicited bona fide “superior proposal,” as defined in the Merger Agreement, and otherwise complies with certain terms of the Merger Agreement.  In connection with such termination, the Company must pay a fee of $10 million to Parent.   In connection with a termination of the Merger Agreement by Parent, under specified circumstances, the Company may be required to pay Parent a fee of $10 million (inclusive of an expense reimbursement of $2 million).

In addition, upon termination of the Merger Agreement by the Company under specified circumstances, Parent will be required to pay the Company a termination fee (the “Reverse Termination Fee”) of (A) $5 million if at the time of termination Parent or Merger Sub have not received the debt financing or the lenders have not made such financing available, conditioned solely upon consummation of the Merger and equity financing and (B) $10 million if at the time of termination Parent or Merger Sub have received the debt financing or the lenders have made such financing available, conditioned solely upon consummation of the Merger and equity financing. The payment of the Reverse Termination Fee would be the sole remedy of the Company in the event of such a termination.

Concurrently with the execution of the Merger Agreement, Carlyle Equity Partners Europe II, L.P. and Zodiac each provided the Company with a Guaranty.  Under the terms of the Carlyle Guaranty, Carlyle guaranteed the payment and performance of 80% of Parent’s obligations to the Company arising under Section 7.3 of the Merger Agreement up to a maximum of $8 million (plus interest, fees and expenses) and under the terms of the Zodiac Guaranty, Zodiac guaranteed the payment and performance of 20% of Parent’s obligations to the Company arising under Section 7.3 of the Merger Agreement up to a maximum of $2 million (plus interest, fees and expenses).

Consummation of the Merger is subject to various customary conditions, including, among others,  the requisite approval by the Company’s stockholders, no legal impediment to the Merger, the receipt of required regulatory approvals, the absence of a material adverse effect on the Company, fewer than 10% of the Company’s stockholders exercising their appraisal rights under Delaware law and the receipt of a solvency opinion by the Company.

The Merger Agreement provides that the closing will be no later than the later of (A) the second business day after satisfaction or waiver of the closing conditions set forth in the Merger Agreement and (B) April 26, 2006, or at such other time, as the parties agree in writing.  Upon consummation of the Merger, the Company’s common stock would be delisted from the NYSE and deregistered under Section 12 of the Securities Exchange Act of 1934.

The foregoing description of the Merger and the Guarantees are not complete and are qualified in their entirety by reference to the Merger Agreement and the Guarantees, which are filed hereto as Exhibits 2.1, 10.1 and 10.2 respectively and are incorporated herein by reference. The Merger Agreement and the Guarantees have been included to provide information regarding their terms.  They are not intended to provide any other factual information about the Company.  Such information can be found elsewhere in this Form 8-K and in the other public filings the Company makes with the Securities and Exchange Commission (the “SEC”), which are available without charge at www.sec.gov.

Rights Agreement Amendment

See Item 3.03 below for a description of the amendment to the Company’s Rights Agreement.

Item 3.03. Material Modification to Rights of Security Holders

On January 6, 2006, prior to executing the Merger Agreement, the Company and Mellon Investor Services LLC, as the Rights Agent, entered into an Amendment No. 3 (the “Amendment”) to the Rights Agreement dated as of November 12, 1999, as amended by Amendment No. 1 dated as of December 28, 2000 and by Amendment No. 2 dated as of June 11, 2004.  The Amendment provides that:  (i) none of Parent, Merger Sub, nor any of their affiliates or associates will be deemed for purposes of the Rights Agreement an “Acquiring Person” and (ii) none of a “Distribution Date”, a “Shares Acquisition Date”, an event described in Section 13 of the Rights Agreement, or an event described in Section 11(a)(ii) of the Rights Agreement will be deemed to have occurred in each case as a result of either (x) the approval, execution or delivery of the Merger Agreement or any amendments, or (y) the commencement or, prior to termination of the Merger Agreement, the consummation of any of the transactions contemplated by the Merger Agreement, including the Merger.  In addition, the Amendment provides that no holder of Rights, as defined in the Recitals to the Rights Agreement, will be entitled to exercise such Rights under Sections 3(a), 7(a), 11(a) or 13, in any such case by reason of either (x) or (y) above and that the Rights will expire immediately prior to the consummation of the Merger.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed hereto as Exhibit 4.1 and is incorporated herein by reference.

Important Additional Information Will be Filed with the SEC

The Company plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the Merger. The Proxy Statement will contain important information about the Company, the Merger and related matters.  Stockholders are urged to read the Proxy Statement carefully when it is available.

Stockholders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.

In addition, stockholders will be able to obtain free copies of the Proxy Statement from the Company by contacting Investor Relations, Water Pik Technologies, Inc., 23 Corporate Plaza, Suite 246 Newport Beach, CA 92660, telephone (949) 719-3700, email corpinfo@waterpik.com.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2005, which is filed with the SEC.  As of December 5, 2005, the Company’s directors and executive officers beneficially owned 2,513,073 shares, or approximately 18.2%, of the Company’s common stock.

Item 8.01. Other Events

On January 6, 2006, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of January 6, 2006, by and among Water Pik Technologies, Inc., Coast Acquisition Corporation and Coast Merger Corporation.

4.1	Amendment No. 3 to Rights Agreement, dated as of January 6, 2006, between Water Pik Technologies, Inc. and Mellon Investor Services LLC.

10.1	Guaranty of Carlyle Europe Partners II, L.P. in favor of Water Pik Technologies, Inc., dated January 6, 2006

10.2	Guaranty of Zodiac S.A. in favor of Water Pik Technologies, Inc., dated January 6, 2006

99.1	Press Release dated January 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATER PIK TECHNOLOGIES, INC.

Date:	January 10, 2006	By:	/s/ Michael P. Hoopis
Michael P. Hoopis
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1*	Agreement and Plan of Merger, dated as of January 6, 2006, by and among Water Pik Technologies, Inc., Coast Acquisition Corporation and Coast Merger Corporation.

4.1	Amendment No. 3 to Rights Agreement, dated as of January 6, 2006, between Water Pik Technologies, Inc. and Mellon Investor Services LLC.

10.1	Guaranty of Carlyle Europe Partners II, L.P. in favor of Water Pik Technologies, Inc., dated January 6, 2006

10.2	Guaranty of Zodiac S.A. in favor of Water Pik Technologies, Inc., dated January 6, 2006

99.1	Press Release dated January 6, 2006.

*               Water Pik Technologies, Inc. hereby agrees to furnish supplementally a copy of any omitted schedules to this agreement to the Securities and Exchange Commission upon its request.